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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               CAPROCK CORPORATION

                                      INTO

                          INTERNATIONAL INTERNET, INC.

                            (PURSUANT TO SECTION 253)

INTERNATIONAL INTERNET, INC., a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated in the State of Delaware pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Caprock Corporation, a Delaware corporation.

     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 30th day of November, 1999, determined to merge into itself Caprock Corporation on the conditions set forth in such resolutions:

     RESOLVED: That International Internet, Inc. merge into itself its wholly-owned subsidiary, Caprock Corporation, and assume all of said subsidiary's liabilities and obligations;

     FURTHER RESOLVED: That the President and the Secretary of the Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge Caprock Corporation into this Corporation and to assume the subsidiary's liabilities and obligations on the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware.

     IN WITNESS WHEREOF, International Internet, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Gary Schultheis, its authorized officer, this 1st day of December, 1999.

                                                   INTERNATIONAL INTERNET, INC.

                                               /S/ GARY SCHULTHEIS
                                                   -----------------------------
                                                   GARY SCHULTHEIS, PRESIDENT